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                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
First Nationwide Holdings Inc.:

We consent to incorporation by reference in the registration statement
(No. 33-82654) on Form S-3 of First Nationwide Holdings Inc. of our report dated February 21, 1997, relating to the consolidated statements of financial condition of California Federal Bank, A Federal Savings Bank and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996, annual report on Form 10-K of First Nationwide Holdings Inc. Our report refers to a change in accounting for certain acquisitions of banking and thrift institutions in 1994.


                                     /s/  KPMG Peat Marwick LLP
                                          ---------------------
                                          KPMG Peat Marwick LLP


Los Angeles, California
March 27, 1997